Exhibit 99.2

Eshara Water Investor Presentation April 2023

2 Disclaimers Basis of Presentation These Presentation Materials are provided for informational purposes only and have been prepared to assist interested parties in a proposed private placement in making their own evaluation with respect to an investment in connection with a potential business combination among Eshara Water (“ Eshara ”), Athena Technology Acquisition Corp . II (“Athena”) and the other parties thereto, including, if applicable, a holding company (“NewCo”), and related transactions (the “Potential Business Combination”) and for no other purpose . By accepting, reviewing or reading these Presentation Materials, you will be deemed to have agreed to the obligations and restrictions set out below . No Offer or Solicitation These Presentation Materials and any oral statements made in connection with these Presentation Materials do not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any vote, consent or approval in any jurisdiction in connection with the Potential Business Combination or any related transactions, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction . These Presentation Materials do not constitute either advice or a recommendation regarding any securities . No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933 , as amended (the “Securities Act”) or an exemption therefrom . No Representations and Warranties No representations or warranties, express, implied or statutory, are given in, or in respect of, these Presentation Materials, and no person may rely on the information contained in these Presentation Materials . Any data on past performance or modeling contained herein is not an indication as to future performance . This data is subject to change . Each recipient agrees and acknowledges that these Presentation Materials are not intended to form the basis of any investment decision by such recipient and do not constitute investment, tax or legal advice . Recipients of these Presentation Materials are not to construe its contents, or any prior or subsequent communications from or with Athena, Eshara , NewCo or their respective representatives as investment, legal or tax advice . Each recipient should seek independent third party legal, regulatory, accounting and/or tax advice regarding these Presentation Materials . In addition, these Presentation Materials do not purport to be all - inclusive or to contain all of the information that may be required to make a full analysis of Eshara or the Potential Business Combination . Recipients of these Presentation Materials should each make their own evaluation of Eshara , and of the relevance and adequacy of the information and should make such other investigations as they deem necessary . Athena, Eshara and NewCo assume no obligation to update the information in these Presentation Materials . Each recipient also acknowledges and agrees that the information contained in these Presentation Materials ( i ) is preliminary in nature and is subject to change, and any such changes may be material and (ii) should be considered in the context of the circumstances prevailing at the time and has not been, and will not be, updated to reflect material developments which may occur after the date of these Presentation Materials . To the fullest extent permitted by law, in no circumstances will Eshara , Athena or NewCo or any of their respective subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of these Presentation Materials, its contents, its omissions, reliance on the information contained within it or on opinions communicated in relation thereto or otherwise arising in connection therewith . These Presentation Materials discuss trends and markets that Eshara’s leadership team believes will impact the development and success of Eshara based on its current understanding of the marketplace and each recipient acknowledges this information is preliminary in nature and subject to change . Industry and Market Data Industry and market data used in these Presentation Materials, including information about Eshara’s total addressable market, has been obtained from third - party industry publications and sources as well as from research reports prepared for other purposes . Neither Athena nor Eshara has independently verified the data obtained from these sources and cannot assure you of the reasonableness of any assumptions used by these sources or the data’s accuracy or completeness .

3 Disclaimers Forward Looking Statements Certain statements included in these Presentation Materials are not historical facts but are forward - looking statements, within the meaning of Section 27 A of the Securitie s Act, Section 21 E of the Securities Exchange Act of 1934 , as amended, and the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995 . Forward - looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward - looking . These forward - looking statements include, but are not limited to, (1) statements regarding estimates and forecasts of financial, performance and operational metrics and projections of market opportunity ; (2) references with respect to the anticipated benefits of the Potential Business Combination and the projected future financial and operational performance of NewCo following the Potential Business Combination ; (3) the sources and uses of cash of the Potential Business Combination ; (4) the anticipated capitalization and enterprise value of NewCo following the consummation of the Potential Business Combination ; (5) statements regarding NewCo’s operations following the Potential Business Combination ; (6) the amount of redemption requests made by Athena’s public shareholders ; (7) current and future potential commercial relationships ; (8) the ability of NewCo to issue equity or equity - linked securities in the future ; and (9) expectations related to the terms and timing of the Potential Business Combination . These statements are based on various assumptions, whether or not identified in these Presentation Materials, and on the current expectations of Athena’s and Eshara’s management and are not predictions of actual performance . These forward - looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability . Actual events and circumstances are difficult or impossible to predict and will differ from assumptions . Many actual events and circumstances are beyond the control of Eshara . These forward - looking statements are subject to a number of risks and uncertainties, as set forth in the slide entitled “Risk Factors” contained in these Presentation Materials and those set forth in the section entitled “Risk Factors” and “Special Note Regarding Forward - Looking Statements” in Athena’s Annual Report on Form 10 - K for the year ended December 31 , 2022 , and in those documents that Athena has filed, or will file, with the U . S . Securities and Exchange Commission (the “SEC”) . If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward - looking statements . The risks and uncertainties above are not exhaustive, and there may be additional risks that neither Athena nor Eshara presently know or that Athena and Eshara currently believe are immaterial that could also cause actual results to differ from those contained in the forward - looking statements . In addition, forward looking statements reflect Athena’s and Eshara’s expectations, plans or forecasts of future events and views as of the date of these Presentation Materials . Athena and Eshara anticipate that subsequent events and developments will cause Athena’s and Eshara’s assessments to change . However, while Athena and Eshara may elect to update these forward - looking statements at some point in the future, Athena and Eshara specifically disclaim any obligation to do so . These forward - looking statements should not be relied upon as representing Athena’s and Eshara’s assessments as of any date subsequent to the date of these Presentation Materials . Accordingly, undue reliance should not be placed upon the forward - looking statements . Trademarks These Presentation Materials contain trademarks, service marks, trade names and copyrights of third parties, which are the property of their respective owners . The use or display of third parties’ trademarks, service marks, trade names or products in these Presentation Materials are not intended to, and do not imply, a relationship with Athena or Eshara , an endorsement or sponsorship by or of Athena or Eshara , or a guarantee that Eshara or Athena will work or will continue to work with such third parties . Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in these Presentation Materials may appear without the TM, SM, ® or © symbols, but such references are not intended to indicate, in any way, that Athena, Eshara , or the any third - party will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks, trade names and copyrights . Financial Information The financial information and data contained in this Presentation is unaudited and does not conform to Regulation S - X promulgated under the Securities Act . Accordingly, such information and data may be adjusted in or may be presented differently in any proxy statement or registration statement to be filed by NewCo with the SEC .

4 Disclaimers Important Information for Investors and Stockholders In connection with a Potential Business Combination, Athena, Eshara and NewCo are expected to prepare a registration statement on Form F - 4 (the “Registration Statement”) to be filed with the SEC by NewCo, which will include preliminary and definitive proxy statements to be distributed to Athena’s shareholders in connection with Athena’s solicitation for proxies for the vote by Athena’s shareholders in connection with the Potential Business Combination and other matters as described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued to Eshara’s shareholder in connection with the completion of the Potential Business Combination . After the Registration Statement has been filed and declared effective, Athena will mail a definitive proxy statement and other relevant documents to its shareholders as of the record date established for voting on the Potential Business Combination . Athena’s shareholders and other interested persons are advised to read, once available, the preliminary proxy statement/prospectus and any amendments thereto and, once available, the definitive proxy statement/prospectus, in connection with Athena’s solicitation of proxies for its special meeting of shareholders to be held to approve, among other things, the Potential Business Combination, because these documents will contain important information about Athena, Eshara , NewCo and the Potential Business Combination . Shareholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC regarding the Potential Business Combination and other documents filed with the SEC by Athena, without charge, at the SEC’s website located at www . sec . gov or by directing a request to Athena Technology Acquisition Corp . II, Attn : Isabelle Freidheim, 442 5 th Avenue, New York, NY . These Presentation Materials are not a substitute for the Registration Statement or for any other document that Athena and/or NewCo may file with the SEC in connection with the Potential Business Combination . INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION . Investors and security holders may obtain free copies of other documents filed with the SEC by Athena through the website maintained by the SEC at http : //www . sec . gov . Participants in Solicitation Athena, Eshara and NewCo and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of Athena’s shareholders in connection with the Potential Business Combination . Investors and security holders may obtain more detailed information regarding Athena’s directors and executive officers in Athena’s filings with the SEC, including Athena’s Annual Report on Form 10 - K, and amendments thereto, as filed with the SEC . Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Athena’s shareholders in connection with the Potential Business Combination, including a description of their direct and indirect interests, which may, in some cases, be different than those of Athena’s shareholders generally, will be set forth in the Registration Statement . Shareholders, potential investors and other interested persons should read the Registration Statement carefully when it becomes available before making any voting or investment decisions . Risk Factors For a non - exhaustive description of the risks relating to an investment in a private placement in connection with the Potential Business Combination please review “Risk Factors” beginning on page 21 of this presentation . Changes and Additional Information in Connection with SEC Filings The information in these Presentation Materials have not been reviewed by the SEC and certain information may not comply in certain respects with SEC rules . As a result, the information in the Registration Statement may differ from these Presentation Materials to comply with SEC rules . The Registration Statement will include substantial additional information about Eshara , Athena and NewCo not contained in these Presentation Materials . Once filed, the information in the Registration Statement will update and supersede the information presented in these Presentation Materials . INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE POTENTIAL BUSINESS COMBINATION OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN . ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE .

Proprietary Technology Expected to produce water at a lower cost per liter than bottled water Varied Product Offering From 2L/d for households to +50,000L/d for industry Strong Commercial Traction Contracted revenue and secure supply chain Largest Global Sustainable Water Producer Upon implementation of bottling facilities Robust Financials Scaling up leasing model in 2023 Key Highlights Company Overview Corporate Information • Privately held Abu Dhabi - based company with proprietary, highly automated air - to - water technology • Led by Alex Guy (Chairman) who has decades of experience in materials, energy, and finance industries Business Model • Highly adaptable, efficient, and technology driven product range • 155 units sold to date, alongside long - term revenue secured through contracted unit leases and bottling plants . Commercial Traction Eshara Water is a first - mover in direct air - to - water technology, currently focused on expanding its unit sales model to a contracted leasing model 5

Transaction Summary 6 PIPE Investment Highlights • Eshara Water is looking to raise up to $60M in PIPE investment 3 • Proceeds from a potential PIPE will primarily be used to finance the rollout of bottling facilities and air - to - water units • Eshara Water projects this financing will bring the Company to cash flow positive in 2024E • PIPE investors expected to hold as much as 14% of the combined entity 1,3 1. Assumes $60M PIPE, no redemptions 2. Does not include potential sponsor incentives 3. No commitments from potential PIPE investors have been received as of the date of this presentation Sources and Uses 1,3 $300M Company Rollover $300M Company Rollover $28M Estimated transaction expenses $261M SPAC Cash in Trust Up to $293M Cash to PubCo balance sheet Up to $60M Potential PIPE $0.1M Existing Eshara balance sheet cash Up to $621M Total Uses Up to $621M Total Sources Illustrative Pro - Forma Capitalization Table 1,2,3 Ownership Shareholder 42% Existing Eshara Shareholders 37% ATEK Class A Shareholders 13% ATEK Class B Shareholders 9% PIPE Shareholders

Sensitivity Analysis

No Redemption

Sources and Uses[1,3]			
Company Rollover	$300M	Company Rollover	$300M
SPAC Cash in Trust	$261M	Estimated transaction expenses	$28M
Potential PIPE	Up to $60M	Cash to PubCo balance sheet	Up to $263M
Existing Eshara balance sheet cash	$0.1M		
Total Sources	**Up to $621M**	**Total Uses**	**Up to $621M**

Illustrative Pro-Forma Capitalization Table[1,2,3]

Shareholder	Ownership
Existing Eshara Shareholders	42%
ATEK Class A Shareholders	37%
ATEK Class B Shareholders	13%
PIPE Shareholders	9%

50% Redemption

Sources and Uses[1,3]			
Company Rollover	$300M	Company Rollover	$300M
SPAC Cash in Trust	$130M	Estimated transaction expenses	$28M
Potential PIPE	Up to $60M	Cash to PubCo balance sheet	Up to $162M
Existing Eshara balance sheet cash	$0.1M		
Total Sources	**Up to $490M**	**Total Uses**	**Up to $490M**

Illustrative Pro-Forma Capitalization Table[1,2,3]

Shareholder	Ownership
Existing Eshara Shareholders	51%
ATEK Class A Shareholders	23%
ATEK Class B Shareholders	16%
PIPE Shareholders	10%

100% Redemption

Sources and Uses[1,3]			
Company Rollover	$300M	Company Rollover	$300M
SPAC Cash in Trust	$0M	Estimated transaction expenses	$28M
Potential PIPE	Up to $60M	Cash to PubCo balance sheet	Up to $32M
Existing Eshara balance sheet cash	$0.1M		
Total Sources	**Up to $360M**	**Total Uses**	**Up to $360M**

Illustrative Pro-Forma Capitalization Table[1,2,3]

Shareholder	Ownership
Existing Eshara Shareholders	66%
ATEK Class A Shareholders	0%
ATEK Class B Shareholders	20%
PIPE Shareholders	14%

1. *Assumes $60M PIPE*
2. *Does not include potential sponsor incentives*
3. *No commitments from potential PIPE investors have been received as of the date of this presentation*

ESHARA WATER | 7

Athena Technology Acquisition Corp II brings a wide range of industry expertise

Board of Directors



Isabelle Freidheim
Founder & Chairman of Athena SPACs
Venture Capitalist & CEO



Kirthiga Reddy
President
Ex-Partner at Softbank
Served on BOD for WeWork



Judith Rodin
Director
Co-Chair of the National Academy of Medicine Climate and Health Initiative



Randi Zuckerberg
Director
CEO of Zuckerberg Media



Sharon Brown-Hruska
Director
Economist and Regulator; Former Chief Economist U.S. Department of State



Trier Bryant
Director
President of 82VS

Management Team



Isabelle Freidheim
Founder & Chairman of Athena SPACs
Venture Capitalist & CEO



Kirthiga Reddy
President
Ex-Partner at Softbank
Served on BOD for WeWork



Anna Apostolova
Chief Financial Officer
M&A / FIG Investment Banking at Evercore and JP Morgan

Advisors



Andrea Tarbox
Advisor
Founding Officer and Director of Live Oak Acquisition Corp. SPACs I and II



Dolly Singh
Advisor
Head of Talent at SpaceX



Wei Zhang
Advisor
Head of Corporate Development at Alibaba



Minnie Ingersoll
Advisor
Founding Partner at TenOneTen Ventures

ESHARA WATER

8

Considerable benefits from a potential NYSE listing, backed by comparable multiples and strong industry tailwinds

Value Uplift Drivers

Higher Liquidity	Higher Visibility	Global Reach	Blue Chip Team	Strong Multiples	Cleantech Tailwinds
Higher trading volume allows for easier capital raises and acquisitions	More eyes on Eshara and wider range of potential buyers	Expansion to global water markets including the United States	Range of experience in capital markets, retail sales, and technology	Comparable companies trading at 13.0x 2026E EV/EBITDA multiples	Strong US government and investor support for clean technologies

EV/EBITDA 2026E



Comp Verticals
Water Treatment & Purification
Consumer Water Brands
HVAC
Average Multiple: 14.4x
5.7x
12.2x
17.6x
21.9x
13.1x
13.9x
15.9x
8.5x
14.6x
20.6x
H2 Innovation
Evoqua
Xylem
Badger Meter
Pepsi (Soda Stream)
Keurig
Nestle (Nespresso)
Johnson Controls
Watsco
Generac

ESHARA WATER
9

Total Addressable Market of US$328B with air - to - water technology growing at almost 20% CAGR driven by environmental tailwinds and limited competition 10 Competitive Landscape Growth & Drivers Total Addressable Market By product, Cooling condensation made up 99% of the air - to - water industry by revenue share in 2022 Economically unviable due to inefficient technologies Limited IP with most players relying on design manufacturing 18.4% CAGR through 2030 for air - to - water market Environmental drivers : Plastic waste Depleting water reserves Decarbonization Targets US$328B current global bottled water market size US$32B bottled water revenue in the US in 2021 Targeting 1% market penetration of total global water market Sources: Statista Bottled Water Report 2022, Spherical Insights Global Atmospheric Water Generator Report 2022

Eshara has a proprietary air - to - water technology which is expected to produce quality drinking water at a lower cost and environmental impact than bottled water or desalinization air filtration condensation purification mineralization UV light drinking water Made in UAE /SE Asia Manufacturing chain to be transferred to UAE /SE Asia Affordable Payback period as low as 14 months, offering significant potential savings compared to bottled water Ready to use No need for any plumbing or mains supply; eliminates the need for transportation Warranty Easy maintenance and service provided by the company 1 Portfolio of Products 2 Offers 10+ products customized for different needs and industries 3 5 6 4 High quality water Certified to the highest international and local standards Eshara technology: transforming humidity into high quality water 11

Eshara’s management team is comprised of industry experts with proven track records of building commercial enterprises 12 Alex Guy – Executive Chairman & Founder • Founded Eshara Water in 2018 • Prior roles include head of Private Equity at a Zurich - based investment group, Helvetican AG • Led projects in Mining, Pharmaceuticals and Green Energy across Europe and Asia David Cupit – Global Engineering Director • +40 years’ experience in product design, manufacturing and engineering across water filtration, automotive, consumer electronics, and other industries • Six Sigma qualified from GE where he implemented and managed HACCP water filtration manufacture and supply to the US • Extensive experience across Europe and Asia Anthony O’Connor – Global Sales Director • +30 years’ experience in sales and marketing • Business and Engineering background bringing industry knowledge of blue - chip oil majors including BP

• 5,000+ liters per day • Industrial - scale water production • Suitable for: bottling facilities, large - scale industrial processes • 1,000+ liters per day • Convenient high traffic open areas • Suitable for: malls, campuses, airports • 100+ liters per day • Refilling station for mid - traffic areas • Suitable for: pools, beaches, sporting areas, staff canteens • 30+ liters per day • Water dispenser for indoor common areas • Suitable for: lobbies, gyms, conference centers, hallways • 5+ liters per day • Convenient in - room drinking solution • Suitable for: villas, hotel rooms, small offices • 2+ liters per day • Convenient in - room drinking solution • Suitable for: households Eshara’s product portfolio is designed to meet the needs of different market segments from household to industrial with product capacity ranging from 5 to 50, 000 liters per day Households Offices; Leisure; Hotels Workplaces / industrial services / large public facilities 13 Design Product Technical Specification Target Customer Base EW 1000 EW 100 EW 30 EW 5 EW 2 EW 7000

Eshara’s first - of - kind bottling plants offer long - term, contracted offtake of large - scale water production to institutional customers at a price competitive to bottled water 14 Ability to significantly reduce number of plastic bottles used by customers Long - term offtake at prices competitive to bottled water First - of - kind on - site water generation upwards of 50,000 L/d +65% IRR on internally funded projects with long - term contracted cash flow High demand, major driver of Eshara’s expected growth over next 5 years Bottling Plant Overview

Eshara’s products are efficient at even 23 o C and 55% humidity due to their unique system design, which is under application for a patent with its innovative air flow path and tank split air in heat exchanger condenser evaporator air out  Key feature of this technology is in the heat exchange unit with ‘ Alpha Air Flow ’ system, which is unique to Eshara Water  This design allows the following key factors to be controlled , which increases the water condensation efficiency: □ Temperature adjustment □ Humidity control □ Air flow velocity  Heat exchange unit is fully thermo sealed  New ‘ Twin Recirc System ’ prevents bacteria growth using filters & UVC  Smart software monitors actual machine usage profiles and manages the water path selectively to observe the mineral content and balance the taste profile Key system highlights Eshara’s alpha air flow design 15

Eshara’s ‘right to win’ in the market is driven by its product range (versatile / high quality water / customizable taste) and ability to produce water efficiently (power efficiency / lower production cost) Eshara’s competitive advantage Key takeaways  Eshara offers 10+ products that can be used according to user requirements  Eshara products are compatible in air - conditioned areas or indoor settings and produce same standard and quality of water , whereas competitors are not compatible  Eshara products offer power efficiency over competitor’s products , resulting in a reduced cost per lite r of output  Eshara manufactures its own products and is not dependent on white label products for assembly; this gives Eshara an edge in manufacturing autonomy over competitors  Investments into R&D to develop new products to cater to the larger customer base and protect prime / first mover advantage Group of competitors with no known original IP and a limited product range     High Low Low High Eshara Watergen W ater M aker Akvo      Market Presence Product range Product efficiency     White label products 16 

Eshara's key advantages are its cost efficiency, varied product offering, customization, and automated manufacturing capacity

	Eshara Water	Watergen	Source Water	Kara Water
Product Range	2L/d to 7,000 L/d	20L/d to 6,000L/d	2-5L/d per Panel	10L/d
Price Range	$295+/Unit (Minimum)	$1,500+/Unit (Minimum)	$5,500-$6,500	$3,800
Customization of Water Product	Yes	No	Minimal	Minimal
Automated Manufacturing	Yes	No	No	Yes
Operating Power	14kWh	90kWh (Max)	Variable – Solar Powered	0.58kWh
Maintenance Requirement	Minimal	Variable	Yearly Filter Change & Panel Maintenance	Yearly Filter Change
Noise Level	< 75 dBA	≤ 80 dBA	≤ 73.5 dBA/Panel	30 dBA
Portability	Transportable	Portable Modules To be Launched	No – Fixed Construction	No
Water Temperature Range	8-10°C	Ambient Temperature Only	Ambient Temperature Only	21°C
Product Branding & Marketing	Expanding Globally	Expanding with Individual Projects	50+ countries	US Only

ESHARA WATER

Sources: us.watergen.com; source.co; karawater.com

17

R&D Investment is expected enable the transition of Eshara’s supply chain into the UAE, allowing the Company to execute on its pipeline of leasing contracts Development EW200 – Agricultural water; Development EW20 – for domestic market in developing world Coil development – profiles, materials, surface tech, coating; CFD air flow analysis Off grid power solutions, solar, hydrogen, battery storage Remote data – pay to drink App, remote payment solutions Solar powered water farms Electronic cooling options – no compressor systems Technology R&D investment to develop market leading air to water products Investment Develop International distributor base Develop finance lease option for B2B and B2C segments Investment to move manufacture to UAE and support sales roll out 18 UAE based 4000 sqm facility, incorporating HACCP clean room, 5 assembly lines B2C launch and branding EW5 and EW2

19 Risk Factors All references to the “company,” “we,” “us” or “our” refer to Eshara Water and its consolidated entities prior to the Potential Business Combination . The risks presented below are non - exhaustive descriptions of certain of the general risks related to the business of Eshara , Athena and NewCo and the Potential Business Combination among Eshara , Athena and NewCo, and such list is not exhaustive . The list below has been prepared solely for purposes of inclusion in this Presentation and not for any other purpose . You should carefully consider these risks and uncertainties and should carry out your own diligence and consult with your own financial and legal advisors concerning the risks presented by the Potential Business Combination . Risks relating to the business of Eshara , the Potential Business Combination and the business of NewCo will be disclosed in future documents filed or furnished by Eshara , Athena or NewCo with the SEC, including the documents filed or furnished in connection with the Potential Business Combination among Eshara , Athena and NewCo . The risks presented in such filings will be consistent with SEC filings typically relating to a public company, including with respect to the business and securities of Eshara , Athena and NewCo and the Potential Business Combination among Eshara , Athena and NewCo, and may differ significantly from, and be more extensive than, those presented below . Risks Related to Our Business and Our Industry  Our financial results depend on successful project execution and may be adversely affected by cost overruns, failure to meet customer schedules, failure of our subcontractors to fulfill their obligations to us, or other execution issues .  Our sales and profitability may be impacted by, and we may incur liabilities as a result of, warranty claims, product defects, recalls, improper use of our products, or our failure to meet performance guarantees, customer safety standards, or treat emerging contaminants .  We are subject to environmental, health and safety laws and regulations, and labor laws in multiple jurisdictions, which impose substantial compliance requirements on our operations . Our operating costs could be significantly increased in order to comply with new or stricter regulatory standards imposed by any governmental agency in which we operate .  We have in some instances, and may in the future, enter into long - term supply agreements that could result in insufficient inventory and negatively affect our results of operations .  We depend on sole - source and limited - source suppliers for key components, raw materials, and products . If we are unable to source these components, raw materials, and products on a timely basis or at acceptable prices, we will not be able to deliver our products to our customers and production time and production costs could increase, which may adversely affect our business .  We face supply chain competition, including competition from businesses in other industries, which could result in insufficient inventory and negatively affect our results of operations .  A loss of, or material cancellation, reduction, or delay in purchases by or delivery of products to, one or more of our largest customers could harm our business .  We are subject to risks associated with changing technology, product innovation, manufacturing techniques, operational flexibility and business continuity, which could place us at a competitive disadvantage .  We may experience disruptions to our business as a result of the relocation of our manufacturing facilities to the UAE and Southeast Asia .  We expect to incur research and development costs and devote resources to identifying and commercializing new products and services, which could reduce our profitability and may never result in revenue to us .  Our future performance is difficult to evaluate because we have a limited operating history .  Our long - term success will depend ultimately on implementing our business strategy and operational plan, as well as our ability to generate revenues, achieve and maintain profitability and develop positive cash flows .  We have a history of losses and may not be able to achieve or maintain profitability in the future .  We lack sufficient funds to achieve our planned business objectives . Our ability to continue as a going concern is dependent on ( i ) continued financial support from our shareholders and other related parties, (ii) raising capital via external financing, and/or (iii) attaining profitable operations .  Our long - term success depends, in part, on our ability to negotiate and enter into sales agreements with, and deliver our products to, third party customers on commercially viable terms . There can be no assurance that we will be successful in securing such agreements .  Exchange rate fluctuations may materially affect our results of operations and financial condition .  We may seek to raise further funds through equity or debt financing, joint ventures, production sharing arrangements or other means . Any inability to access the capital or financial markets may limit our ability to fund our ongoing operations, execute our business plan or pursue investments that we may rely on for future growth .

20 Risk Factors  If we fail to retain our key personnel or if we fail to attract additional qualified personnel, we may not be able to achieve our anticipated level of growth and our business could suffer .  We currently face and will continue to face significant competition from established companies with longer operating histories, customer incumbency advantages, access to and influence with governmental authorities, and more capital resources than we do . We could experience customers diverted to our competition, downward pricing pressures, and significantly reductions to our revenue .  Any failure by management to manage growth properly could have a material adverse effect on our business, operating results and financial condition .  Damage to our reputation or brand image can adversely affect our business . Risks Related to Legal, Compliance and Regulations  There are risks associated with operating in foreign countries, including those related to economic, social and/or political instability, and changes of law affecting foreign companies operating in that country . In particular, we may suffer reputational harm due to our business dealings in certain countries that have previously been associated, or perceived to have been associated, with human rights issues . Increased scrutiny and changing expectations from investors regarding environmental, social and governance considerations may result in the decrease of the trading price of our securities .  Delays in enactment or repeals of environmental laws and regulations may make our products, services, and solutions unnecessary or less economically beneficial to our customers, adversely affecting demand for our products, services, and solutions  The reduction, elimination, or expiration of government subsidies, economic incentives, tax incentives, renewable energy targets, and other support for our products, or other public policies could negatively impact our operations .  Our businesses require numerous permits, licenses, franchises and other approvals from various governmental agencies, and the failure to obtain or maintain any of them, or lengthy delays in obtaining them, could materially adversely affect us .  Our failure to comply with applicable anti - corruption, anti - bribery, anti - money laundering and similar laws and regulations could negatively impact our reputation and results of operations .  The requirements of being a public company in the U . S . may strain our resources and divert management’s attention, and the increases in legal, accounting and compliance expenses that will result from being a public company in the U . S . may be greater than we anticipate .  As a private company, we have not been required to document and test our internal controls over financial reporting nor has our management been required to certify the effectiveness of our internal controls and our auditors have not been required to opine on the effectiveness of our internal control over financial reporting . Failure to maintain adequate financial, information technology and management processes and controls could impair our ability to comply with the financial reporting and internal controls requirements for publicly traded companies, which could lead to errors in our financial reporting and adversely affect our business .  Our business could be adversely affected by trade tariffs or other trade barriers . Economic and External Risks  The occurrence of significant events against which we may not be fully insured could have a material adverse effect on our business, financial condition and results of operations .  The threat of global economic, capital markets and credit disruptions pose risks to our business .  Inflation has increased our operating costs, and we expect to continue to experience inflationary conditions .  The COVID - 19 pandemic, and global measures taken in response thereto have adversely impacted, and may continue to adversely impact, our operations and financial results .  Our business may be adversely affected by force majeure events outside our control, including labor unrest, civil disorder, war, subversive activities or sabotage, extreme weather conditions, fires, floods, explosions or other catastrophes, epidemics or quarantine restrictions . For example, sandstorms are a common natural disaster in many of the markets in which we operate . Frequent or prolonged sandstorms may impede the ability of our products to produce water from moisture in the air, rendering us unable to fulfil bottling contracts .  The ongoing military conflict between Ukraine and Russia, and the related disruptions to the global economy and financial markets, has affected and could continue to adversely affect our business, financial condition and results of operations .

21 Risk Factors Risks Related to Intellectual Property and Technology  Our patent applications may not result in issued patents, and our issued patents may not provide adequate protection, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours .  Our failure to protect our intellectual property rights may undermine our competitive position, and litigation to protect our intellectual property rights may be costly .  We may need to defend ourselves against claims that we infringe, have misappropriated, or otherwise violate the intellectual property rights of others, which may be time - consuming and would cause us to incur substantial costs .  Cyber - attacks or a failure in our information technology and data security infrastructure could adversely affect our business and operations . Risks Related to Our Projections  Actual capital costs, operating costs, production and economic returns may differ significantly from those we have anticipated and future development activities may not result in profitable operations .  Our financial projections included in this presentation rely in large part upon assumptions and analyses developed by us . If these assumptions prove to be incorrect, our actual operating results may differ materially from the forecasted results .  Demand for our products may not grow or may grow at a slower rate than we anticipate  The rapidly evolving and competitive nature of our industry makes it difficult to evaluate our future prospects .  If our estimates and assumptions we use to determine the size of our total addressable market are inaccurate, our future growth rate may be affected and the potential growth of our business may be limited . Risks Related to the Business Combination • Each of Athena and Eshara will incur significant transaction costs in connection with the Business Combination, and these cos ts may limit Eshara's ability to properly invest in its business. • The process of taking a company public by means of a business combination with a special purposes acquisition company is diff ere nt from the process of taking a company public through an underwritten offering and may create risks for Eshara's unaffiliated investors. • The consummation of the Business Combination will be subject to a number of conditions, and if those conditions are not satis fie d or waived, the Business Combination agreement may be terminated in accordance with its terms and the Business Combination may not be completed. • Athena and/or Eshara may waive one or more of the conditions to the Business Combination, resulting in the consummation of th e B usiness Combination notwithstanding the divergence from assumptions on which the Business Combination was evaluated and approved. • Upon consummation of the Business Combination, the rights of the holders of NewCo shares will differ from and may be less fav ora ble to the rights of holders of shares of Athena Class A common stock. • The ability to successfully effect the Business Combination and Eshara’s ability to successfully operate the business thereaf ter will be largely dependent upon the efforts of certain key personnel. The loss of such key personnel could negatively impact the operations and financial results of NewCo. • There can be no assurance that NewCo's shares will be approved for listing on the NYSE or that NewCo will be able to comply w ith the continued listing standards of the NYSE. • Legal proceedings in connection with the Business Combination, the outcomes of which are uncertain, could delay or prevent th e c ompletion of the Business Combination. • The grant and future exercise of registration rights may adversely affect the market price of NewCo shares following the cons umm ation of the Business Combination.

22 Risk Factors • Significant redemptions by Athena's public shareholders may require NewCo to raise future financing following the consummatio n o f the Business Combination and reduce the public “float” of NewCo's shares. • If Athena's due diligence investigation of Eshara's business was inadequate and material risks are not uncovered, shareholder s o f NewCo following the consummation of the Business Combination could lose some or all of their investment. • The Business Combination may be subject to antitrust or foreign investment laws and regulations, which may adversely effect E sha ra's business and results of operations. • Athena has not obtained a third - party valuation or fairness opinion in connection with the Business Combination, and consequentl y, there is no assurance from an independent source that the consideration to be paid to Eshara equity holders is fair to Athena's shareholders from a financial point of view. • During the pre - closing period, Athena and Eshara are prohibited from entering into certain transactions that might otherwise be beneficial to them or their respective stakeholders. • Uncertainties about the Business Combination during the pre - closing period may cause third parties to delay or defer decisions c oncerning Eshara or seek to change existing arrangements. • If Athena is not able to obtain one or more extensions of its time to complete an initial business combination, Athena will c eas e all operations except for purposes of winding up, redeeming 100% of the outstanding public shares and dissolving or liquidating. • Athena stockholders will experience dilution as a consequence of, among other transactions, the issuance of NewCo shares as c ons ideration in the Business Combination and any private placement investment in connection therewith. Having a minority position will reduce the influence that Athena's shareholders have on the management of NewCo after consummation of the Business Combination. • Athena and Eshara may seek additional financing prior to completion of the Business Combination, and may provide incentives t o i nvestors to participate in such financing or to approve consummation of the Business Combination, which may dilute your ownership interest and may depress the market price of NewCo's shares.